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                                                                   EXHIBIT 2.9b


                         CERTIFICATE OF OWNERSHIP AND MERGER
                                       MERGING
                    AMC PHILADELPHIA, INC., A DELAWARE CORPORATION
                                         INTO
                 AMERICAN MULTI-CINEMA, INC., A MISSOURI CORPORATION
                 ---------------------------------------------------


    American Multi-Cinema, Inc., a corporation organized and existing under the laws of the state of Missouri,

    DOES HEREBY CERTIFY:

         FIRST: That this corporation was incorporated on the 25th day of July, 1968, pursuant to The General and Business Corporation Law of the State of Missouri.

         SECOND: Pursuant to Section 351.458 of The General and Business Corporation Law of the State of Missouri, a foreign subsidiary corporation may merge into a corporation organized and existing under the laws of the State of Missouri.

         THIRD: American Multi-Cinema, Inc. owns all of the outstanding shares of the sole class of stock of AMC Philadelphia, Inc., a corporation incorporated on the 1st day of December, 1986, pursuant to the General Corporation Law of the State of Delaware.

         FOURTH: That this corporation, by the following resolutions of its Board of Directors, duly adopted by unanimous written consent of its members, filed with the minutes of the Board on the 28th day of March, 1997, determined to and did merge into itself said AMC Philadelphia, Inc.:

         WHEREAS, it is in the best interests of this corporation to enter into a Plan and Agreement of Liquidation and Merger with AMC
    Philadelphia, Inc. ("AMCP"), a Delaware corporation, pursuant to which AMCP will be merged into and with this corporation;

         NOW, THEREFORE, BE IT RESOLVED, that the Plan and Agreement of Liquidation and Merger (the "Plan") dated this date between this corporation and AMCP, a copy of which is attached hereto and incorporated herein by this reference, be, and it hereby is, adopted and approved in all respects as and for a binding obligation of this corporation; and

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         FURTHER RESOLVED, that the Chairman, or any Executive Vice
    President of this corporation be, and each of such officers hereby is, authorized and directed in the name of and on behalf of this corporation, and under its corporate seal attested by its Secretary or any Assistant Secretary, to execute, seal, verify, acknowledge and deliver the Plan substantially in the form attached hereto, with such changes therefrom, if any, as the officer executing the same may approve, such approval to be conclusively evidenced by the signature of such officer; and

         FURTHER RESOLVED, that the Chairman, or any Executive Vice President of this corporation be, and each of such officers hereby is, authorized and directed in the name of and on behalf of this corporation to cause a document entitled "Articles of Merger" to be prepared, executed, acknowledged and filed with the Missouri Secretary of State in accordance with the provisions of The General and Business Corporation Law of Missouri and to take such other action, including the making of one or more filings with the appropriate government agencies or offices of such states in which this corporation or AMCP is qualified to transact business, as may be necessary or appropriate to cause the merger to be effective in Missouri and such other states; and

         FURTHER RESOLVED, that the officers of this corporation be, and they hereby are, authorized and directed, in the name of and on behalf of this corporation and under its corporate seal, to execute and deliver all such further agreements, certificates and other instruments and to take all such further actions as such officer may consider necessary or appropriate in order to effect the merger of AMCP into this corporation in accordance with the terms, conditions and provisions of the Plan and to carry out the purpose and intent of these resolutions.

         FIFTH: That this corporation survives the merger and may be served with the process in the State of Delaware in any proceeding for enforcement of any obligation of AMC Philadelphia, Inc. as well as for enforcement of any obligation of the surviving corporation arising from the merger, including any suit or other proceeding to enforce the right of any stockholder as determined in appraisal proceedings pursuant to the provisions of Section 262 of Title 8 of the Delaware Code, and it does hereby irrevocably appoint the Secretary of State of Delaware as its agent to accept service of process in any suit or other proceeding. The address to which a copy of such process shall be mailed by the Secretary of State of Delaware is 106 W. 14th Street, Suite 1700, Kansas City, Missouri 64105 until the surviving corporation shall have hereafter designated in writing to the said Secretary of State a different address for such purpose. Service of such process may be made by personally delivering to and leaving with the Secretary of State of Delaware duplicate copies of such process, one of which copies the Secretary of State of Delaware shall forthwith send by registered mail to American Multi-Cinema, Inc. at the above address.


                                         -2-

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    IN WITNESS WHEREOF, this Certificate of Ownership and  Merger has been executed on behalf of American Multi-Cinema, Inc. by Peter C. Brown, Executive Vice President of the corporation, and on behalf of AMC Philadelphia, Inc. by Peter C. Brown, Executive Vice President of the corporation, and the corporate seal of each such corporation has been affixed hereto and attested to by the Secretary of the respective corporations on March 31, 1997.



                                  AMERICAN MULTI-CINEMA, INC.


                                  By: /s/  Peter C. Brown
                                      Peter C. Brown, Executive Vice President

(SEAL)

ATTEST:



/s/ Nancy L. Gallagher
Nancy L. Gallagher, Secretary


                                         -3-

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STATE OF MISSOURI  )
                   )  ss.
COUNTY OF JACKSON  )


    I, the undersigned, a notary public, do hereby certify that on the 31st day of March, 1997, personally appeared before me, Peter C. Brown, who, being by me first duly sworn, declared that he is the Executive Vice President of American Multi-Cinema, Inc., a Missouri corporation, that he signed the foregoing document as Executive Vice President of said corporation, and that the statements contained therein are true.

    In witness whereof, I have hereunto set my hand and affixed my official seal the day and year last above written.


                             /s/ Susan Diane Slusler
                             Notary Public in and for said County and State


My Commission expires:


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                                         -4-

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                                  AMC PHILADELPHIA, INC.


                                  By: /s/ Peter C. Brown
                                      Peter C. Brown, Executive Vice President

(SEAL)

ATTEST:



/s/ Nancy L. Gallagher
Nancy L. Gallagher, Secretary



STATE OF MISSOURI  )
                   )  ss.
COUNTY OF JACKSON  )


    I, the undersigned, a notary public, do hereby certify that on the 31st day of March, 1997, personally appeared before me, Peter C. Brown, who, being by me first duly sworn, declared that he is the Executive Vice President of AMC Philadelphia, Inc., a Delaware corporation, that he signed the foregoing document as Executive Vice President of said corporation, and that the statements contained therein are true.

    In witness whereof, I have hereunto set my hand and affixed my official seal the day and year last above written.


                             /s/ Susan Diane Slusler
                             Notary Public in and for said County and State


My Commission expires:


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